UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2016

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to Liberty Interactive Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 13, 2016, amends and restates Item 5.02 contained therein in its entirety.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2016, Richard N. Barton was appointed to the board of directors (the “Board”) of Liberty Interactive Corporation (“Liberty”).  Following Mr. Barton’s appointment, Liberty has a total of eleven directors, divided among three classes, with Mr. Barton serving as a Class II director with a term expiring at the annual meeting of stockholders in 2018.  The Board has determined that Mr. Barton qualifies as an independent director for purposes of the rules of The Nasdaq Stock Market as well as applicable rules and regulations adopted by the Securities and Exchange Commission and will serve on the Nominating and Corporate Governance Committee of the Board, effective January 1, 2017.

Mr. Barton will receive the same compensation as Liberty’s other nonemployee directors, which is summarized in Liberty’s proxy statement for the annual meeting of stockholders held on August 23, 2016, which was filed with the Securities and Exchange Commission on July 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2016

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President